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                                                                    EXHIBIT 99.4




TUESDAY, FEBRUARY 10, 1998                        CONTACT:  JEANNE BUCHANAN
                                                            (713) 653-5095


UNITED MERIDIAN POSTS RECORD NET INCOME, CASH FLOW ON INCREASED PRODUCTION VOLUME IN FOURTH QUARTER AND FULL-YEAR 1997

Houston, TX - For the sixth consecutive year, United Meridian Corporation (UMC) achieved record production volumes, pushing 1997 financial results to all-time highs.

FULL-YEAR 1997 RESULTS

On a greater number of shares outstanding, net income in 1997 rose 14% to a record $19.8 million, or $.56 per share, on total revenues of $264.9 million. An 85% increase in oil production, sharp declines in operating costs on a barrel equivalent basis, and good control of other cash costs drove discretionary cash flow up 37% to an all-time high $165.2 million, or $4.64 per share.

By comparison, full-year 1996 net income totaled $17.4 million, or $.53 per share, on total revenues of $236.4 million, which included a $29 million pre-tax gain on the sale of properties. Discretionary cash flow for 1996 was $121 million, or $4.02 per share.

"UMC chalked up another year of record financial and operating results, including net income and cash flow," said John B. Brock, UMC chairman and chief executive officer. "Our production growth has now averaged 30% over the past five years. And we exited the year producing 19% more than we averaged during 1997. By continuing to invest in high-impact drilling projects, we expect similar production growth in 1998 and beyond,
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providing a substantial foundation for increased profitability, cash flow and shareholder value following our planned merger with Ocean Energy in March.

"We ended 1997 with the highest level of reserves in company history. Total proved reserves increased 36% and we replaced 366% of our production at low finding costs," Brock continued. "Looking at 1998, our aggressive drilling program is designed to continue capturing the upside potential of our exploration inventory, with particular emphasis in the Gulf of Mexico and offshore West Africa. At the same time, we will continue to add high-impact properties to our core areas, illustrated by our newly awarded block in Angola located in the heart of the West Africa deepwater play."

UMC increased 1997 production volumes to 17.3 million barrels of oil equivalent (MMBOE), 27% higher than the 13.6 MMBOE produced a year ago. Reflecting a full year of production from Equatorial Guinea's Block B, crude oil volumes averaged 22,300 barrels a day compared to 12,000 barrels averaged in 1996. Increased production helped to offset the effect of lower oil prices during the year, particularly in the fourth quarter. UMC oil sales averaged $17.87 per barrel, down $3.07 a barrel from 1996 price realizations.

Daily gas production averaged 150 million cubic feet (MMCF) in 1997 versus 152 MMCF averaged in 1996. Improved volume in the fourth quarter helped to offset the loss of gas production associated with properties sold earlier in the year. The company received $2.04 per thousand cubic feet (MCF) of gas in 1997 versus $2.07 per MCF in 1996.

Accompanying the record production in 1997 was a 12% decline in operating costs (production, general and administrative, and depreciation, depletion and amortization) on a unit-of-production basis. Year-over-year, production costs (including ad valorem taxes) fell from $3.76 per barrel of oil equivalent (BOE) to $3.27 per BOE. UMC reduced general and administrative expense by 15% to $.79 per BOE. Depreciation, depletion and amortization expense was $5.58 per BOE compared to $6.23 per BOE in 1996.
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UMC's capital expenditures during 1997 totaled $370 million compared to $190 million in 1996. Of this amount, $103 million and $180 million were allocated to exploration and development activities, respectively. The company spent $63 million to acquire interests in producing properties. International spending totaled $188 million, or 51% of total capital expenditures.

To help fund its aggressive capital program, UMC used cash on hand at the beginning of the year and drew on its bank revolver, increasing total long-term debt from $157 million in 1996 to $283 million at the end of 1997, including $150 million in subordinated debt. UMC did increase the capacity of its revolver to $300 million during the fourth quarter, leaving approximately $170 million of unused capacity at year end. Total debt represents 38% of UMC's total book capitalization.

FOURTH QUARTER 1997 RESULTS

On the strength of robust oil and gas production, UMC recorded respective 51% and 27% improvements in net income and discretionary cash flow during fourth quarter 1997, both record quarterly results. On a greater number of shares outstanding, net income totaled $8.5 million, or $.24 per share, compared to $5.6 million, or $.17 per share, in the prior-year period. Discretionary cash flow of $50.7 million compared to $40 million a year ago.

Helping to mitigate the impact of falling oil prices, daily oil production during the quarter climbed 67% to average 27,700 barrels compared to 16,600 barrels in fourth quarter 1996. UMC received an average $17.31 a barrel, off $5.55 a barrel from year-ago realizations.

For the fourth quarter, daily gas production increased 18% from an average 143 MMCF to 169 MMCF, reflecting the results of the successful development drilling program and
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the acquisition of partnership and other interests in the third quarter.  The company realized $2.27 per MCF versus $2.29 per MCF in fourth quarter 1996.

United Meridian Corporation is a Houston-based independent energy company engaged in the exploration, exploitation and acquisition of crude oil and natural gas properties in the United States and Canada. UMC has exploration and development activities in West Africa's Cote d'Ivoire and Equatorial Guinea, and was recently awarded a block offshore Angola. UMC also has exploration programs underway in Pakistan and Bangladesh. The company's common stock is traded on the New York Stock Exchange under the symbol UMC.

Financials follow.

                        CONSOLIDATED STATEMENT OF INCOME
                    (In thousands, except per share amounts)

                                                                            For the three months            For the twelve months
                                                                             ended December 31,              ended December 31,
                                                                          -------------------------      ------------------------
                                                                              1997           1996           1997           1996
                                                                          ----------      ---------      ---------      ---------

Revenues:
   Gas sales..........................................................    $   35,156      $  30,125      $ 111,663      $ 114,498
   Oil sales .........................................................        44,161         35,001        145,351         92,031
   Gain on sale of assets ............................................         1,954          3,624          4,851         29,021
   Other .............................................................           674             95          3,000            854
                                                                          ----------      ---------      ---------      ---------
                                                                              81,945         68,845        264,865        236,404
                                                                          ----------      ---------      ---------      ---------

Costs and expenses:
   Production costs ..................................................        17,258         16,079         56,492         51,298
   General and administrative ........................................         4,851          3,168         13,580         12,727
   Exploration, including dry holes and impairments ..................         8,300         17,509         38,845         40,325
   Depreciation, depletion and amortization ..........................        28,523         22,086         96,418         84,979
                                                                          ----------      ---------      ---------      ---------
                                                                              58,932         58,842        205,335        189,329
                                                                          ----------      ---------      ---------      ---------

Income from operations ...............................................        23,013         10,003         59,530         47,075
Other expenses and deductions:
   Interest and debt expense .........................................        (6,680)        (5,991)       (21,749)       (22,811)
   Other .............................................................           359           (798)         1,681           (844)
                                                                          ----------      ---------      ---------      ---------

Income before income taxes ...........................................        16,692          3,214         39,462         23,420
Income tax benefit (provision):
   Current ...........................................................        (1,265)          (115)        (6,220)          (785)
   Deferred ..........................................................        (6,962)         2,516        (13,455)        (5,231)
                                                                          ----------      ---------      ---------      ---------

Net income............................................................    $    8,465      $   5,615      $  19,787      $  17,404
                                                                          ==========      =========      =========      =========

Basic EPS.............................................................    $     0.24      $    0.17      $    0.56      $    0.53
                                                                          ==========      =========      =========      =========

   Weighted average number of common shares
       outstanding ...................................................        35,784         33,515         35,590         30,120
                                                                          ==========      =========      =========      =========

Diluted EPS...........................................................    $     0.23      $    0.16      $    0.54      $    0.51
                                                                          ==========      =========      =========      =========

   Weighted average number of common shares
      outstanding, including common share equivalents ................        36,943         35,335         36,662         31,428
                                                                          ==========      =========      =========      =========

Cash flows from operations before
   changes in working capital ........................................    $   50,712      $  40,011      $ 165,230      $ 121,045
                                                                          ==========      =========      =========      =========



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                              OTHER OPERATING DATA

                                                               For the three months        For the twelve months
                                                                ended December 31,           ended December 31,
                                                            -------------------------     -------------------------
                                                               1997           1996           1997           1996
                                                            ----------     ----------     ----------     ----------

Production:
   Oil (Mbbls)
      U.S .............................................            641            451          2,214          2,022
      Canada ..........................................            117            109            439            511
      Cote d'Ivoire ...................................            209            233          1,027            894
      Equatorial Guinea ...............................          1,583            738          4,453            967
                                                            ----------     ----------     ----------     ----------
         Total ........................................          2,550          1,531          8,133          4,394
   Natural Gas (MMcf)
      U.S .............................................         11,967         11,177         42,238         47,719
      Canada ..........................................          2,220          1,427          7,630          5,339
      Cote d'Ivoire ...................................          1,327            573          4,939          2,387
                                                            ----------     ----------     ----------     ----------
         Total ........................................         15,514         13,177         54,807         55,445
Average Daily Production:
   Oil (Mbbls)
      U.S .............................................            6.9            4.9            6.1            5.5
      Canada ..........................................            1.3            1.2            1.2            1.4
      Cote d'Ivoire ...................................            2.3            2.5            2.8            2.5
      Equatorial Guinea ...............................           17.2            8.0           12.2            2.6
                                                            ----------     ----------     ----------     ----------
         Total ........................................           27.7           16.6           22.3           12.0
   Natural gas (MMcf)
      U.S .............................................          130.1          121.5          115.7          130.4
      Canada ..........................................           24.1           15.5           20.9           14.6
      Cote d'Ivoire ...................................           14.4            6.2           13.6            6.5
                                                            ----------     ----------     ----------     ----------
         Total ........................................          168.6          143.2          150.2          151.5
Average Sales Prices:
   Oil ($ per barrel)
      U.S .............................................     $    17.39     $    23.62     $    17.96     $    20.91
      Canada ..........................................     $    17.44     $    22.40     $    17.97     $    19.43
      Cote d'Ivoire ...................................     $    17.56     $    23.83     $    18.35     $    20.56
      Equatorial Guinea ...............................     $    17.24     $    22.15     $    17.71     $    22.17
         Total ........................................     $    17.31     $    22.86     $    17.87     $    20.94
   Natural gas ($ per Mcf)
      U.S .............................................     $     2.46     $     2.38     $     2.18     $     2.15
      Canada ..........................................     $     1.44     $     1.72     $     1.40     $     1.44
      Cote d'Ivoire ...................................     $     1.86     $     1.95     $     1.81     $     1.80
         Total ........................................     $     2.27     $     2.29     $     2.04     $     2.07


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                      CONDENSED CONSOLIDATED BALANCE SHEET
                       (In thousands, except percentages)

                                                                                            December 31,  December 31,
                                                                                               1997          1996
                                                                                             --------      --------

Cash and cash equivalents ..............................................................     $ 11,689      $ 54,942

Other current assets ...................................................................       96,475       101,219

Property and equipment
   net of accumulated depreciation, depletion and
   amortization ........................................................................      740,972       524,189

Other assets ...........................................................................       35,889        37,943
                                                                                             --------      --------

Total assets ...........................................................................     $885,025      $718,293
                                                                                             ========      ========


Current liabilities ....................................................................     $106,712      $ 98,392

Long-term debt .........................................................................      282,646       156,832

Other liabilities ......................................................................       36,268        30,833

Equity .................................................................................      459,399       432,236
                                                                                             --------      --------

Total liabilities and equity ...........................................................     $885,025      $718,293
                                                                                             ========      ========

===================================================================================================================

Ratio of total debt to total book capitalization .......................................           38%           27%
                                                                                             ========      ========

Total debt .............................................................................     $283,557      $157,731
                                                                                             ========      ========